Exhibit 10.29

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of July 3, 2007, by and between Greater Bay Venture Banking, a division of Greater Bay Bank, N.A. (“Bank”) and ANDA NETWORKS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 3, 2004, as amended (the “Agreement”). Borrower and Bank desire to amend certain provisions of the Agreement, all in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Amendments to Agreement. The Agreement is hereby amended as follows:

(a) The following defined terms in Section 1.1 are amended to read as follows:

“Nonformula Maturity Date” means October 3, 2007.

“Revolving Maturity Date” means October 3, 2007.

2. Conditions Precedent to Effectiveness. This Amendment shall become effective only upon:

(a) receipt by the Bank of the following (each of which shall be in form and substance satisfactory to Bank):

(i) counterparts of this Amendment duly executed on behalf of the Borrower and the Bank;

(b) Bank shall have received a non-refundable fee in the amount of Three Thousand One Hundred and Twenty Five Dollars ($3,125), plus an amount equal to all Bank Expenses incurred in connection with this Amendment; and

(c) completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

3. Representation and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that after giving effect to this Amendment, no Event of Default has occurred and is continuing.

4. MISCELLANEOUS.

(a) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

(b) Entire Agreement. This Amendment and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings.

(c) Course of Dealing: Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

(d) Legal Effect. Except as amended by this Amendment, the Loan Documents remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect. Unless otherwise defined, all capitalized terms in this Amendment shall have the meaning set forth in the Agreement.

(e) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ANDA NETWORKS, INC.

By
Title	VICE PRESIDENT OF FINANCE

GREATER BAY VENTURE BANKING, A DIVISION OF GREATER BAY BANK N.A.

By
Title	AVP